CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated April 16, 2007 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 2 as of December 31, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                           Grant Thornton LLP


New York, New York
April 23, 2007